EXHIBIT 3.341
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/09/1998
981431196 — 2964656
CERTIFICATE OF FORMATION
OF
WILLIAMETTE VALLEY MEDICAL CENTER, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
FIRST: The name of the limited liability company is Williamette Valley Medical Center, LLC (the “Company”).
SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.
THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of October 30, 1998.
By: /s/ John M. Franck
Name: John M. Franck II
Title: Authorized Person

STATE OF DELAWARE SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/04/1998
981466874 — 2964656
CERTIFICATE OF CORRECTION
OF
WILLIAMETTE VALLEY MEDICAL CENTER, LLC
It is hereby certified pursuant to Section 18-211 of the Delaware Limited Liability Company Act that:
1. The name of the limited liability company (hereinafter called the “Company”) is Williamette Valley Medical Center, LLC.
2. The Certificate of Formation of the company, which was filed by the Secretary of State of Delaware on November 9, 1998, is hereby corrected.
3. The name in the Heading and Article First was incorrectly spelled wrong.
4. The inaccuracy to be corrected in said certificate is as follows:
“FIRST: The name of the limited liability company is “Willamette Valley Medical Center, LLC.”
Executed on November 17, 1998.
/s/ John M. Franck
John M. Franck II
Authorized Person